EXHIBIT 99.2

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

Consolidated Statements of Income
	Three Months Ended
	March	March	December
	2005	2004	2004
Interest & Loan Fees Income	$79,276	$71,151	$77,446
Tax equivalent adjustment	2,765	2,515	2,717

Interest & Fees Income (FTE)	82,041	73,666	80,163
Interest Expense	26,286	21,400	24,175

Net Interest Income (FTE)	55,755	52,266	55,988

Provision for credit losses	1,111	1,357	1,328

Non-Interest Income:
Investment securities transactions	924	714	15
Fees from trust & brokerage services	2,758	2,570	2,448
Fees from deposit services	6,491	7,397	7,202
Other charges, commissions, and fees	1,331	1,086	1,345
Income from mortgage banking operations	126	168	171
Other non-interest revenue	1,289	1,628	1,922

Total Non-Interest Income	12,919	13,563	13,103

Non-Interest Expense:
Salaries and employee benefits	14,066	14,111	12,912
Net occupancy	3,095	3,213	3,279
Other expenses	10,698	11,307	11,180
Prepayment penalties on FHLB advances	—	—	2,969
Amortization of intangibles	611	750	635
OREO expense	120	84	579
FDIC expense	151	159	158

Total Non-Interest Expense	28,741	29,624	31,712

Income from Continuing Operations Before Income Taxes (FTE)	38,822	34,848	36,051

Tax equivalent adjustment	2,765	2,515	2,717

Income from Continuing Operations Before Income Taxes	36,057	32,333	33,334

Taxes	11,297	9,726	7,834

Income from Continuing Operations	24,760	22,607	25,500

Income from Discontinued Operations Before Income Taxes	—	1,243	—

Taxes	—	346	—

Income from Discontinued Operations	—	897	—

Net Income	$24,760	$23,504	$25,500

MEMO: Effective Tax Rate	31.33%	30.00%	23.50%

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

Discontinued Operations Statements of Income
	Three Months Ended
	March	March	December
	2005	2004	2004
Interest & Loan Fees Income	—	$2,923	—
Interest Expense	—	572	—

Net Interest Income	—	2,351	—

Non-Interest Income:
Service charges, commissions, and fees	—	214	—
Income from mortgage banking operations	—	6,280	—

Total Non-Interest Income	—	6,494	—

Non-Interest Expense:
Salaries and employee benefits	—	5,825	—
Net occupancy	—	489	—
Other expenses	—	1,288	—

Total Non-Interest Expense	—	7,602	—

Income from Discontinued Operations Before Income Taxes	—	1,243	—

Taxes	—	346	—

Income from Discontinued Operations	—	$897	—

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

Consolidated Balance Sheets
	March 31	March 31
	2005	2004	March 31	December 31
	Q-T-D Average	Q-T-D Average	2005	2004
Cash & Cash Equivalents	$167,617	$191,569	$174,625	$153,465

Securities Available for Sale	1,219,415	1,229,365	1,156,442	1,277,160
Held to Maturity Securities	233,100	241,020	232,710	233,282

Total Securities	1,452,515	1,470,385	1,389,152	1,510,442

Total Cash and Securities	1,620,132	1,661,954	1,563,777	1,663,907

Loans held for sale	1,913	1,040	4,488	3,981

Commercial Loans	2,421,531	2,197,550	2,426,183	2,440,154
Mortgage Loans	1,580,145	1,404,236	1,576,147	1,579,792
Consumer Loans	401,202	406,453	395,124	404,756

Gross Loans	4,402,878	4,008,239	4,397,454	4,424,702

Unearned income	(6,382)	(5,465)	(6,361)	(6,426)

Loans, net of unearned income	4,396,496	4,002,774	4,391,093	4,418,276

Allowance for Loan Losses	(43,377)	(50,300)	(43,570)	(43,365)

Goodwill	166,925	169,079	166,852	166,926
Other Intangibles	6,532	9,204	6,208	6,819

Total Intangibles	173,457	178,283	173,060	173,745

Real Estate Owned	3,273	3,144	2,974	3,692
Other Assets	211,399	193,892	219,486	215,735
Assets Related to Discontinued Operations	—	244,565	—	—

Total Assets	$6,363,293	$6,235,352	$6,311,308	$6,435,971

MEMO: Earning Assets	$5,833,995	$5,434,673	$5,823,572	$5,953,858

Interest-bearing Deposits	$3,436,365	$3,209,338	$3,469,837	$3,412,224
Noninterest-bearing Deposits	877,253	832,575	880,602	885,339

Total Deposits	4,313,618	4,041,913	4,350,439	4,297,563

Short-term Borrowings	739,645	657,879	629,613	906,958
Long-term Borrowings	615,438	664,591	631,586	533,755

Total Borrowings	1,355,083	1,322,470	1,261,199	1,440,713

Other Liabilities	55,293	38,868	72,987	66,188
Liabilities Related to Discontinued Operations	—	209,668	—	—

Total Liabilities	5,723,994	5,612,919	5,684,625	5,804,464

Common Equity	639,299	622,433	626,683	631,507

Total Shareholders’ Equity	639,299	622,433	626,683	631,507

Total Liabilities & Equity	$6,363,293	$6,235,352	$6,311,308	$6,435,971

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

	Three Months Ended
	March	March	December
	2005	2004	2004
Quarterly Share Data:
Earnings Per Share from Continuing Operations:
Basic	$0.58	$0.52	$0.59
Diluted	$0.57	$0.51	$0.58

Earnings Per Share from Discontinued Operations:
Basic	—	$0.02	—
Diluted	—	$0.02	—

Earnings Per Share:
Basic	$0.58	$0.54	$0.59
Diluted	$0.57	$0.53	$0.58

Common Dividend Declared Per Share	$0.26	$0.25	$0.26

High Common Stock Price	$38.62	$31.60	$39.35
Low Common Stock Price	$32.00	$29.36	$34.36

Average Shares Outstanding (Net of Treasury Stock):
Basic	42,900,416	43,680,837	43,111,287
Diluted	43,418,579	44,258,584	43,742,803

Memorandum Items:

Tax Applicable to Security Transactions	$323	$250	$5

Common Dividends	$11,138	$10,916	$11,553

	March	March	December
	2005	2004	2004
EOP Share Data:
Book Value Per Share	$14.65	$14.34	$14.68
Tangible Book Value Per Share	$10.60	$10.30	$10.64

52-week High Common Stock Price	$39.35	$31.61	$39.35
Date	12/02/04	09/08/03	12/02/04
52-week Low Common Stock Price	$29.15	$27.40	$29.15
Date	05/10/04	04/01/03	05/10/04

EOP Shares Outstanding (Net of Treasury Stock):	42,790,954	43,627,204	43,008,445

Memorandum Items:

EOP Employees (full-time equivalent)	1,319	1,549	1,319

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

Three Months Ended
March	March	December
2005	2004	2004
Selected Yields and Net Interest Margin:
Loans	6.03%	5.75%	5.84%
Investment Securities	4.68%	4.50%	4.66%
Money Market Investments/FFS	1.94%	2.81%	1.24%
Average Earning Assets Yield	5.67%	5.42%	5.52%
Interest-bearing Deposits	1.73%	1.37%	1.61%
Short-term Borrowings	1.87%	0.97%	1.42%
Long-term Borrowings	5.39%	4.47%	5.43%
Average Liability Costs	2.22%	1.87%	2.03%
Net Interest Spread	3.45%	3.55%	3.49%
Net Interest Margin	3.85%	3.86%	3.86%

Selected Financial Ratios:

Return on Average Common Equity	15.71%	15.19%	15.90%
Return on Average Assets	1.58%	1.52%	1.60%
Loan / Deposit Ratio	100.93%	100.69%	102.81%
Allowance for Loan Losses/ Loans, net of unearned income	0.99%	1.04%	0.98%
Allowance for Credit Losses (1)/ Loans, net of unearned income	1.17%	1.26%	1.16%
Nonaccrual Loans / Loans, net of unearned income	0.14%	0.16%	0.14%
90-Day Past Due Loans/ Loans, net of unearned income	0.08%	0.22%	0.10%
Non-performing Loans/ Loans, net of unearned income	0.22%	0.38%	0.24%
Non-performing Assets/ Total Assets	0.20%	0.30%	0.22%
Primary Capital Ratio	10.66%	10.43%	10.53%
Shareholders’ Equity Ratio	9.93%	9.71%	9.81%
Price / Book Ratio	2.26	x	2.13	x	2.60	x
Price / Earnings Ratio	14.53	x	14.36	x	16.36	x
Efficiency Ratio	41.34%	49.20%	44.15%

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

	March	March	December
	2005	2004	2004
Asset Quality Data:
EOP Non-Accrual Loans	$5,955	$6,555	$6,352
EOP 90-Day Past Due Loans	3,565	9,167	4,425

Total EOP Non-performing Loans	$9,520	$15,722	$10,777

EOP Other Real Estate & Assets Owned	2,974	3,312	3,692

Total EOP Non-performing Assets	$12,494	$19,034	$14,469

	Three Months Ended
	March	March	December
	2005	2004	2004
Allowance for Credit Losses:(1)
Beginning Balance	$51,353	$51,309	$51,475
Provision Expense	1,111	1,357	1,328

	52,464	52,666	52,803
Gross Charge-offs	(1,538)	(1,762)	(1,861)
Recoveries	498	447	411

Net Charge-offs	(1,040)	(1,315)	(1,450)

Ending Balance	$51,424	$51,351	$51,353

Note: (1) Includes allowances for loan losses and lending-related commitments.